UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AngioDynamics, Inc.

(Name of Registrant as Specified In Its Charter)

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14 Plaza Drive

Latham, New York 12110

(518) 798-1215

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held on Monday, October 18, 2010 at 2:00 p.m., at The NASDAQ Marketsite, 4 Times Square, New York, New York 10036.

At this year’s Annual Meeting you will be asked to consider and vote upon proposals to: (i) elect three directors; (ii) ratify the appointment of AngioDynamics’ independent registered public accountants; (iii) amend AngioDynamics’ Employee Stock Purchase Plan to increase the total number of shares of common stock that may be offered under the plan from 400,000 to 700,000; and (iv) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

As we did last year, we are pleased to furnish proxy materials to our shareholders over the Internet. Instead of mailing printed copies to each shareholder, we are mailing a Notice of Internet Availability which contains instructions on how to access your proxy materials, how each shareholder can receive a paper copy of proxy materials, including this Proxy Statement, our annual report on Form 10-K and a form of proxy card, and how to access your proxy card to vote through the Internet or by telephone. We believe that this e-proxy process will expedite shareholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our annual meeting.

Your Board of Directors unanimously believes that election of its nominees for directors, ratification of independent registered public accountants and amendment to AngioDynamics’ Employee Stock Purchase Plan to increase the total number of shares of common stock that may be offered under the plan from 400,000 to 700,000 are in the best interests of AngioDynamics and its shareholders, and, accordingly, recommends a vote “FOR” each proposal.

In addition to the business to be transacted as described above, management will address shareholders with respect to AngioDynamics’ developments of the past year and respond to comments and questions of general interest to shareholders.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you requested and received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card. Voting by proxy will ensure your shares are represented at the Annual Meeting. As a result of changes in applicable law, banks and brokers can no longer exercise discretionary voting in uncontested elections of directors. If you are not a shareholder of record, please follow the instructions provided by the shareholder of record (your bank or broker) so that your shares are voted at the meeting on all matters.

Sincerely,

Jan Keltjens
President & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

I am pleased to give you notice that the 2010 Annual Meeting of Shareholders of AngioDynamics, Inc. will be held at The NASDAQ Marketsite, 4 Times Square, New York, New York 10036, on Monday, October 18, 2010 at 2:00 p.m. for the following purposes:

1.	to elect three Class I directors of AngioDynamics, each for a term of three years;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as AngioDynamics’ independent registered public accounting firm for the fiscal year ending May 31, 2011;

3.	to amend AngioDynamics’ Employee Stock Purchase Plan to increase the total number of shares of common stock that may be offered under the plan from 400,000 to 700,000; and

4.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on August 19, 2010 as the record date for the annual meeting. Only shareholders of record of AngioDynamics common stock on the close of business on that date are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Gregory J. Champion, Secretary
Albany, New York

Dated: September 3, 2010

The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning your proxy card or by voting on the Internet or by telephone. Please see the instructions below under the heading—Voting of Proxies.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be Held on October 18, 2010.

Our Proxy Statement for the Annual Meeting of Shareholders, the proxy card, and annual report on Form 10-K for our fiscal year ended May 31, 2010 are available on the following website: www.proxyvote.com. To view materials via the Internet please follow the instructions set forth on the Notice Regarding Internet Availability mailed to all shareholders of record on or about September 3, 2010.

i

ANGIODYNAMICS, INC.

14 Plaza Drive

Latham, New York 12110

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

OF ANGIODYNAMICS, INC.

October 18, 2010

Introduction

This proxy statement is being furnished to the shareholders of AngioDynamics, Inc. by the Board of Directors of AngioDynamics in connection with the solicitation of proxies for use at our 2010 Annual Meeting of Shareholders to be held at The NASDAQ Marketsite, 4 Times Square, New York, New York 10036, on Monday, October 18, 2010 at 2:00 p.m., or at any adjournment or postponement thereof. Unless the context otherwise requires, “we,” “us,” “the Company,” and similar terms refer to AngioDynamics, Inc.

Our principal executive offices are located at 14 Plaza Drive, Latham, New York 12110.

Notice of Electronic Availability of Proxy Statement and Annual Report

We are making this proxy statement and our annual report on Form 10-K available to our shareholders electronically via the Internet. On September 3, 2010, we mailed to our shareholders a Notice containing instructions on how to access this proxy statement and our annual report on Form 10-K and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report on Form 10-K on the Internet. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Proposals to be Considered

At the annual meeting, we will ask holders of our common stock to consider and vote upon the following items:

1. Election of Directors

The election of three of AngioDynamics’ nine directors, namely Jeffrey G. Gold, Kevin J. Gould and Dennis S. Meteny. If elected, these Class I directors will each serve until the 2013 Annual Meeting of Shareholders and their respective successors are duly elected and qualified.

2. Ratification of Appointment of Independent Registered Public Accounting Firm

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2011.

3. Amendment to AngioDynamics’ Employee Stock Purchase Plan

Approval of an amendment to AngioDynamics’ Employee Stock Purchase Plan to increase the total number of shares of common stock that may be offered under the plan from 400,000 shares to 700,000 shares.

Record Date; Voting Securities

Shareholders of record at the close of business on August 19, 2010, the record date for the annual meeting, are entitled to receive this proxy statement and to vote at the meeting and at any adjournment or postponement thereof. As of the close of business on the record date there were 24,840,828 outstanding shares of our common stock entitled to notice of and to vote at the annual meeting. Holders of our common stock have one vote per share on each matter to be acted upon. A list of the shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the annual meeting, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. at our principal executive offices at 14 Plaza Drive, Latham, New York 12110, by contacting our General Counsel.

Votes Required

A majority of the outstanding shares of common stock present in person or by proxy is required to constitute a quorum at the meeting. For purposes of determining the presence of a quorum for transacting business at the annual meeting, abstentions and broker “non-votes” (proxies from banks, brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the banks, brokers or nominees do not have discretionary power) will be treated as shares that are present.

Under Delaware law and AngioDynamics’ Amended and Restated Certificate of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if shareholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Voting of Proxies

Shares of our common stock will be voted in accordance with the instructions contained in the proxies. If you return a signed proxy card without indicating your vote, your shares will be voted:

•	“FOR” the election as directors of the persons who have been nominated by the Board of Directors;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as AngioDynamics’ independent registered public accounting firm for the fiscal year ending May 31, 2011;

•

“FOR” the approval of the amendment to AngioDynamics’ Employee Stock Purchase Plan to increase the total number of shares of common stock that may be offered under the plan from 400,000 to 700,000; and

•

with respect to any other matter that may properly be brought before the annual meeting in accordance with the judgment of the person or persons voting. We do not expect that any matter other than as described in this proxy statement will be brought before the annual meeting.

Revocability of Proxies; How to Vote

The grant of a proxy does not preclude a shareholder from voting in person. You may revoke a proxy at any time prior to your proxy being voted at the annual meeting by:

•	delivering to our Secretary prior to the annual meeting, a written notice of revocation bearing a later date or time than the proxy;

•	timely delivering to us a signed proxy card with a date later than your previously delivered proxy;

•	granting a subsequent proxy through the Internet or telephone; or

•	attending the annual meeting and voting in person.

Attendance at the annual meeting will not by itself constitute revocation of a proxy. If an adjournment occurs, it will have no effect on the ability of shareholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies. We do not expect to adjourn the annual meeting for a period of time long enough to require the setting of a new record date.

If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the “shareholder of record.” On September 3, 2010 we mailed to you a Notice containing instructions on how to access this proxy statement and our annual report and vote online.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Solicitation of Proxies

The cost of solicitation of proxies being solicited on behalf of the Board of Directors will be borne by us. In addition to the use of the mail and the Internet, proxy solicitation may be made by telephone, facsimile and personal interview by our officers, directors and employees.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

Our Board of Directors currently consists of nine directors. The board is classified into three classes, each of which has a staggered three-year term. At the annual meeting, our shareholders will elect three Class I directors. If elected, Jeffrey G. Gold, Kevin J. Gould and Dennis S. Meteny will hold office until the Annual Meeting of Shareholders to be held in 2013 and until their successors are duly elected and qualified. Paul S. Echenberg, a current Class I director, is retiring from our Board of Directors and is not up for re-election at the Annual Meeting of Shareholders. The Class II directors and Class III directors will continue in office during the terms indicated below. Unless otherwise specified, all proxies received will be voted in favor of the election of the nominees named below as directors of AngioDynamics. Directors will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting.

The term of each of the current Class I directors expires at the 2010 annual meeting and when his respective successor is duly elected and qualified. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected. Should any of the nominees not remain a candidate for election at the date of the annual meeting, proxies will be voted in favor of the nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.

Set forth below are the names, principal occupations and director positions on public companies, in each case, for the past five years, ages of the directors and nominees and information relating to other positions held by them with us and other companies. Additionally, there is a brief discussion of each director’s and nominee’s experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director. There are no family relationships between or among any of the directors, executive officers and nominees for director.

Nominees to serve as Class I Directors for a Term expiring at the 2013 Annual Meeting:

Jeffrey G. Gold, age 62, has served as a director since 1997. Mr. Gold is a Venture Partner for Longitude Capital, a healthcare venture capital fund. Mr. Gold was President and CEO of CryoVascular Systems, a peripheral vascular disease device company, from 2001 through its sale to Boston Scientific in 2005. From 1997 to 2000, he was Executive Vice President and Chief Operating Officer of Cardio Thoracic Systems, Inc., a company engaged in the development and introduction of devices for beating-heart coronary bypass surgery. Prior to that, Mr. Gold spent 18 years with Cordis Corporation in a variety of senior management roles including Vice President of Manufacturing and Vice President of Research and Development, and was a co-founder and President of Cordis Endovascular Systems, a subsidiary engaged in the interventional neuroradiology business. At Cordis, Mr. Gold also had responsibility for its peripheral vascular business. He serves on the board of directors of several start-up medical device companies and is a member of the Executive Committee for the Center for Entrepreneurship and Innovation at the University of Florida and is a member of the Commercialization Advisory Board for the Cleveland Clinic. Mr. Gold is the chairman of our Nominating and Corporate Governance Committee.

Mr. Gold provides us with valuable business, leadership and management experience as a result of his tenures at Cordis, CardioThoracic Systems and as President and CEO of CryoVascular Systems. In addition, Mr. Gold’s experience as a Venture Partner for Longitude Capital provides insight into emerging technologies and strategic directions in the healthcare industry. Mr. Gold’s breadth of experience in the healthcare industry, ranging from endovascular devices, coronary bypass surgery and peripheral vascular disease devices, provides our board with valuable strategic and technical expertise necessary to direct a diverse medical device company.

Kevin J. Gould, age 56, is a nominee for election to our Board of Directors. From 1991 to 2007, Mr. Gould held various management positions for the Kendall Company, which later became Tyco Healthcare, a division of Tyco International, Ltd., serving as COO of Tyco Healthcare from 2005 to 2007 and as President, North America, from 2000 to 2005. Tyco Healthcare became a public company in 2007 and is now known as

Covidien. Mr. Gould served on the Board of Trustees of St. Elizabeth’s Hospital in Brighton, Massachusetts. Mr. Gould holds a B.A. from St. Anselm’s College in Manchester, New Hampshire and an M.B.A. from Anna Maria College in Paxton, Massachusetts.

Mr. Gould’s service as COO and President, North America of Tyco Healthcare provides valuable business, leadership and management experience, particularly with respect to the numerous operational, financial, business and strategic issues faced by a growing, diversified medical device company.

Dennis S. Meteny, age 57, joined our Board of Directors in March 2004. Mr. Meteny is President and Chief Executive Officer of Cygnus Manufacturing Company LLC, a privately held manufacturer of medical devices, health and safety components, and high precision transportation, aerospace and industrial products, and chairman of the board of Medsage Technologies, a private application services provider for homecare patient management. From 2003 to 2006, Mr. Meteny was an Executive-in-Residence at the Pittsburgh Life Sciences Greenhouse, a strategic economic development initiative of the University of Pittsburgh Health System, Carnegie Mellon University, the University of Pittsburgh, the State of Pennsylvania and local foundations. From 2001 to 2003, he was President and Chief Operating Officer of TissueInformatics, Inc., a privately held company engaged in the medical imaging business. From 2000 to 2001, Mr. Meteny was a business consultant to various technology companies. Prior to that, Mr. Meteny spent 15 years in several executive-level positions, including as President and Chief Executive Officer, from 1994 to 1999, of Respironics, Inc. a cardio-pulmonary medical device company. Mr. Meteny holds a B.S. Degree in Accounting from The Pennsylvania State University and an MBA from the University of Pittsburgh. Mr. Meteny is the chairman of our Audit Committee.

Mr. Meteny’s service as CFO, COO and CEO of Respironics, COO of TissueInformatics and CEO of Cygnus Manufacturing Company, provides valuable business, leadership and management experience, including leading a large, diverse healthcare company, giving him a keen understanding of the numerous operational and strategic issues facing a diversified medical device company such as AngioDynamics. In addition, Mr. Meteny is the Chairman of our Audit Committee and is designated as a “Financial Expert” as a result of his extensive financial and accounting background with Ernst & Young and as CFO of Respironics.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of each of the nominees.

Other Directors

The following Class II and Class III directors will continue on the Board of Directors for the terms indicated:

Class II Directors (Term expiring at the 2011 Annual Meeting):

Howard W. Donnelly, age 49, joined our Board of Directors in March 2004. Mr. Donnelly is President of Concert Medical, LLC, a manufacturer of interventional medical devices. On July 30, 2010, Mr. Donnelly also became a principle and President and CEO of HydroCision Inc., a company focused on the spine surgery market. In addition, Mr. Donnelly is a principal in a privately held start-up medical device company targeting the regional anesthetic market. From 2002 to 2008, Mr. Donnelly was a director and member of the audit, compensation and nominating and governance committees of Vital Signs, Inc. From 1999 to 2002, he was President of Level 1, Inc., a medical device manufacturer and a subsidiary of Smiths Group. From 1990 to 1999, Mr. Donnelly was employed at Pfizer, Inc., with his last position as Vice President, Business Planning and Development, for Pfizer’s Medical Technology Group from 1997 to 1999.

Mr. Donnelly brings extensive industry experience as a result of his tenures at Pfizer, Level 1 and Concert Medical. Mr. Donnelly provides the board with valuable business, leadership and management insight, particularly in the areas of manufacturing and business combinations. Mr. Donnelly is also a member of our Audit and Nominating and Corporate Governance committees.

Vincent A. Bucci, age 55, joined our Board of Directors in January 2007 and was named Chairman in July 2007. From 1999 to 2007, Mr. Bucci served as Chairman of the board of directors of RITA Medical Systems, Inc., which we acquired in January 2007. In addition, Mr. Bucci serves as Chairman of the Board of IMI Intelligent Medical Implants GmbH and as a director of Northwood Medical Implants, a London based company. Since 1992, Mr. Bucci has been President of Health Policy Associates, Inc., a consulting company he founded. Prior to that, Mr. Bucci spent 11 years with Pfizer Hospital Products Group. Mr. Bucci holds a B.A. from Bates College and a J.D. in Public Law and an M.A. in Government, both from Georgetown University.

Mr. Bucci, through his 30 years of management, governance and FDA regulatory experience as Chairman of our board and RITA’s board and as president of Health Policy Associates, provides valuable strategic counsel and business leadership to our board.

Charles T. Orsatti, age 66, joined our Board of Directors in October 2008. Mr. Orsatti has been a director of SRI Surgical Inc., a central processing and supply chain management services company serving hospitals and surgery centers, since 2004; Biotronic NeuroNetwork, Inc., an interoperative neuro monitoring company serving hospitals and major surgery centers since 2009; and Gyntec, Inc., a late stage development company for women’s healthcare products, since 2007. Mr. Orsatti also served as a chairman and director of djOrthopedics, Inc., a NYSE-listed orthopedic sports medicine company from 1998 until 2007. Since 1995, Mr. Orsatti has been Chairman and Managing Partner of Fairfield Capital Partners, Inc., a private equity investment firm. Prior to 1995, Mr. Orsatti was Chairman and Chief Executive Officer of Fairfield Medical Products Corporation, a manufacturer of critical care products. From 1983 to 1986, he was Chief Executive Officer of Coloplast, Inc., a manufacturer of single use products and then served as Chief Operating Officer and President of two medical divisions of British Oxygen Corporation. Mr. Orsatti began his career with the medical products division of Air Products and Chemicals, Inc. and subsequently worked for the Critikon Division of Johnson & Johnson.

Mr. Orsatti brings more than 40 years of experience in the Healthcare industry. His breadth of corporate governance experience, gained serving as a director of numerous companies, both publicly and privately held, provides valuable business and strategic leadership to our board. Mr. Orsatti is also a member of our Compensation Committee.

Class III Directors (Term expiring at the 2012 Annual Meeting):

Wesley E. Johnson, Jr., age 52, joined our board in January 2007. From 2003 to 2007, Mr. Johnson served as a member of the board of RITA Medical Systems, Inc. Since February 2008, Mr. Johnson has served as President, CEO and director of Cardiokinetix, Inc., a developer of medical devices for the treatment of congestive heart failure. From October 2005 to February 2008, Mr. Johnson served as General Manager of Abbott Spine, S.A., a division of Abbott Laboratories. From June 2003 to October 2005, Mr. Johnson served as Division Vice President, Finance for Abbott Spine. From May 1999 to June 2003, he served as Vice President of Operations and Chief Financial Officer for Spinal Concepts. Mr. Johnson holds a B.B.A. in Accounting from Texas A&M University and became a certified public accountant in 1981.

Mr. Johnson’s service as CFO for Spinal Concepts, General Manager of Abbott Spine and CEO of Cardiokinetix provides valuable business, leadership and management experience, particularly with respect to the numerous financial, business and strategic issues faced by a diversified medical device company. Mr. Johnson is also a member of our Audit Committee.

Jan Keltjens, age 53, became our President and Chief Executive Officer on March 1, 2009. Mr. Keltjens has a master’s degree in physics from the University of Eindhoven in the Netherlands and has more than 20 years of medical industry leadership experience. Mr. Keltjens previously served as President and CEO of CryoCath Technologies Inc., a leader in cryotherapy products for treating cardiac arrhythmias, from March 2007 until its acquisition by Medtronic Inc. in February 2009. Mr. Keltjens is also currently a director of Elana b.v., a privately held, early stage, medical device start-up company in the Netherlands. From 2000 to 2007, he served as Worldwide General Manager of Cordis Neurovascular, a Johnson & Johnson company. He joined Cordis in 1995 as Vice President and Managing Director responsible for international manufacturing and distribution operations, as well as research and development. He was promoted to Vice President of European Marketing for all Cordis divisions in 1998 and Vice President of Worldwide Strategic Marketing for Cordis Cardiology, based in Miami, in 1999. Before joining Cordis, Mr. Keltjens led research and development departments at Unilever and was Managing Director of a group of small high tech companies.

Through his position as our CEO and his tenures at Cordis and CryoCath, Mr. Keltjens brings leadership, extensive business and operating experience, and extensive knowledge of the medical device industry to the Board. In addition, Mr. Keltjens brings his strategic vision for our company to the Board. Mr. Keltjens’ service as a Director and CEO of AngioDynamics creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business.

Steven R. LaPorte, age 60, joined our board in January 2007. From 2005 to 2007, Mr. LaPorte served as a member of the board of RITA Medical Systems, Inc. Mr. LaPorte is a Venture Partner for Onset Ventures, serves as the Chief Technology Officer for Intelect Medical, and serves on the boards of Valeritas and Biocontrol. From 2002 until his retirement in August 2005, Mr. LaPorte served as the Vice President of NeuroVentures and Business Development at Medtronic, Inc., a global leader in medical technology. From 2000 to 2002, Mr. LaPorte served as Vice President and General Manager of Medtronic’s Drug Delivery Division; from 1994 to 2000, he held the position of Vice President and General Manager of Medtronic’s Electrophysiology Systems Division; and from 1988 to 1994 he was the Vice President of Operations for Medtronic’s Neurological Division. He began his career at Medtronic in 1978. Mr. LaPorte received his M.B.A. from the University of Minnesota and a B.S. in mathematics and computer science from the University of Wisconsin Stevens Point.

Mr. LaPorte’s service with Medtronic and as CTO of Intelect Medical provides valuable business, leadership and management experience with respect to the issues facing a diversified medical device company. In addition, Mr. LaPorte’s experience as a Venture Partner for Onset Ventures provides insight into emerging technologies and strategic directions in the healthcare industry. Mr. LaPorte is also chairman of our Compensation Committee.

Corporate Governance, Board Independence and Committees of the Board

Board Independence

The listing standards of The Nasdaq Stock Market LLC require that a majority of a listed company’s directors qualify as independent. Our Board of Directors has determined that eight of our nine directors and nominees—Messrs. Bucci, Donnelly, Gold, Gould, Johnson, LaPorte, Meteny and Orsatti—are independent under the Nasdaq listing standards. Under the Nasdaq listing standards, an “independent director” is a director who is not an officer or employee of AngioDynamics or any subsidiary and who does not have any relationship that the Board of Directors believes would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board reviews the relationships that each director has with our company on an annual basis and only those directors having no direct or indirect material relationship with our company and who qualify as independent under the Nasdaq listing standards will be considered independent directors of AngioDynamics.

Committees of the Board

The Board of Directors has three standing committees, the members of which have been elected by the board: the Audit Committee; the Nominating and Corporate Governance Committee; and the Compensation Committee. Each committee is composed entirely of independent directors and the chairman and members of each committee are appointed annually by the board. Each committee is authorized to retain its own outside counsel and other advisors as it desires, subject to, for the Nominating and Corporate Governance Committee and the Compensation Committee, a $100,000 annual limitation on fees and expenses for such counsel and advisors without the full board’s prior consent.

Each committee has adopted a written charter, and a brief summary of each committee’s responsibilities follows.

Audit Committee and Audit Committee Financial Expert

The Audit Committee assists our Board of Directors in its oversight of: (i) the integrity of our financial statements, financial reporting process, system of internal controls over financial reporting, and audit process; (ii) our compliance with, and process for, monitoring compliance with, legal and regulatory requirements; (iii) our independent registered public accounting firm’s qualifications and independence; and (iv) the performance of our independent registered public accounting firm. The Audit Committee also provides an open avenue of communication between the independent registered public accounting firm and the board. The authority and responsibilities of the Audit Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors—Corporate Governance—Committee Charters—Audit Committee” caption.

The members of the Audit Committee are Howard W. Donnelly, Wesley E. Johnson and Dennis S. Meteny, each of whom has been determined by our board to be independent under the Nasdaq listing standards. The board has also determined that each member of the Audit Committee is financially literate in accordance with the Nasdaq listing standards and that Mr. Meteny, who serves as the chair of the Audit Committee, is an “Audit Committee financial expert,” as defined under SEC rules. The Audit Committee met eight times during our fiscal year ended May 31, 2010.

Compensation Committee

The Compensation Committee is responsible for: (i) developing and evaluating potential candidates for executive positions; (ii) reviewing and recommending to the board each year the objectives that shall be the basis for the payment of the annual incentive compensation to the CEO; (iii) reviewing our CEO’s performance annually in light of the committee’s established goals and objectives; (iv) reviewing and approving the evaluation process and compensation structure for our other executive officers annually and overseeing the CEO’s decisions concerning the performance and compensation of our other executive officers; and (v) reviewing and administering our incentive compensation and other stock-based plans and recommending changes in such plans to the board, as needed. The authority and responsibilities of the Compensation Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors—Corporate Governance—Committee Charters—Compensation Committee” caption.

The members of the Compensation Committee are Steven R. LaPorte, Charles T. Orsatti and Paul S. Echenberg, each of whom has been determined by our Board of Directors to be independent under the Nasdaq listing standards. Mr. LaPorte serves as chair of the Compensation Committee. The Compensation Committee met nine times during our fiscal year ended May 31, 2010.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for: (i) assisting the board in identifying individuals qualified to serve as directors of our company and on committees of the board; (ii) advising the board with respect to the board composition, procedures and committees; (iii) developing and recommending to the board a set of corporate governance principles applicable to our company, including principles for determining the form and amount of director compensation; and (iv) overseeing the evaluation of the board. The Nominating and Corporate Governance Committee maintains the following guidelines for selecting nominees to serve on the board.

The Nominating and Corporate Governance Committee may apply several criteria in selecting nominees. At a minimum, the committee shall consider: (a) whether each such nominee has demonstrated, by significant accomplishment in his field, an ability to make a meaningful contribution to the board’s oversight of the business and affairs of our company; and (b) the nominee’s reputation for honesty and ethical conduct in his personal and professional activities. Additional factors that the committee may consider include a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest and any other factors or qualities that the committee believes will enhance the board’s ability to effectively manage and direct our company’s affairs and business, including, where applicable, the ability of board committees to perform their duties or satisfy any independence requirements under the Nasdaq listing standards or otherwise.

The Nominating and Corporate Governance Committee will identify nominees by first evaluating the current members of our Board of Directors whose terms are expiring and who are willing to continue in service. In doing so, the committee will balance the skills and experience of such current directors, as well as the value of continuity of their service, with that of obtaining new perspectives for the board. For new nominees, the committee will identify potential candidates based on input from members of the board and management and, if the committee deems it appropriate, from one or more third-party search firms.

Once a person has been identified by the committee as a potential candidate, the committee will assess, based on publicly available information regarding the person, whether the candidate should be considered further. If the committee determines that the candidate warrants further consideration and the person expresses a willingness to be considered and to serve on the board, the committee will request information from the candidate, review his or her accomplishments and qualifications and conduct one or more interviews with the candidate. If the candidate appears qualified, committee members may also contact references provided by the candidate or other persons with first-hand knowledge of the candidate’s experience and accomplishments. Additionally, candidates may be requested to meet with some or all of the other members of the Board of Directors. Using the input from these interviews and the other information it has obtained, the committee will determine whether it should recommend that the board nominate, or elect to fill a vacancy with, a final prospective candidate. The committee’s evaluation process is the same for candidates recommended by shareholders.

The authority and responsibilities of the Nominating and Corporate Governance Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investors—Corporate Governance—Committee Charters—Nominating and Corporate Governance Committee” caption.

The members of the Nominating and Corporate Governance Committee are Jeffrey G. Gold, Howard W. Donnelly, and Paul S. Echenberg, each of whom has been determined by our Board of Directors to be independent under the Nasdaq listing standards. Mr. Gold serves as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met four times during our fiscal year ended 2010.

Recommendations by Shareholders of Director Nominees

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Nominating and Corporate Governance Committee, c/o AngioDynamics, Inc., 14 Plaza Drive, Latham, New York 12110 at least 120 days prior to the anniversary of the date on which our proxy statement was first released to shareholders for the previous year’s annual meeting. Assuming that the appropriate information has been timely provided, the committee will consider these candidates in the same manner as it considers other board candidates it identifies. Our shareholders also have the right to nominate director candidates without any action on the part of the Nominating and Corporate Governance Committee or our Board of Directors by following the advance notice provisions of our by-laws as described under “Nomination of Directors.”

Meetings of the Board and Committees

Our Board of Directors held five meetings during our fiscal year ended May 31, 2010. Each incumbent director attended more than 75% of the meetings of the board and of each committee of which he was a member that were held during the period in which he was a director or committee member.

Communications with the Directors

Shareholders may communicate in writing with any particular director, the independent directors as a group, or the entire board by sending such written communication to our Secretary at our principal executive offices, 14 Plaza Drive, Latham, New York 12110. Copies of written communications received at such address will be provided to the board or the relevant director or directors unless such communications are determined by our outside counsel to be inappropriate for submission to the intended recipient(s). However, any communication not so delivered will be made available upon request to any director. Examples of shareholder communications that would be considered inappropriate for submission include, without limitation, customer complaints, business solicitations, product promotions, résumés and other forms of job inquiries, junk mail and mass mailings, as well as material that is unduly hostile, threatening, illegal or similarly unsuitable.

Policy on Director Attendance at Annual Meetings

All board members are encouraged to attend our annual meetings of shareholders absent an emergency or other unforeseen circumstance. Eight of our nine directors named in this proxy statement who were then members of the board attended our Annual Meeting of Shareholders in 2009.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a written Code of Business Conduct and Ethics for our company. Our Code of Business Conduct and Ethics is available on our website located at www.angiodynamics.com under the “Investors—Corporate Governance—Governance Documents—Code of Ethics” caption.

Board of Directors Leadership Structure

Vincent A. Bucci is our independent, non-executive Chairman of the Board of Directors, and Jan Keltjens is our President and CEO. We separate the roles of Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the company and the day to day leadership and performance of the company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the Board. We also believe that separation of the positions reinforces the independence of the Board in its oversight of the business and affairs of the Company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders.

Risk Oversight

Our Board of Directors monitors management’s enterprise-wide approach to risk management. The full Board of Director’s role in discussing and developing our business strategy is a key part of its understanding the risks the company faces and what steps management is taking to manage those risks. The Board of Directors regularly assesses management’s appetite for risk and helps guide management in determining what constitutes an appropriate level of risk for the company.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee participated in and reviewed management’s enterprise risk assessment, which focused on four primary areas of risk: Strategic; Financial; Operational and Legal/Compliance. In addition, the Audit Committee focuses on financial risks, including internal controls. In setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy.

OWNERSHIP OF SECURITIES

The following table sets forth the AngioDynamics common stock beneficially owned by each of our directors, each of our named executive officers, all of our directors and executive officers as a group and each person known by us to beneficially own more than 5% of our common stock as of August 19, 2010. Except as otherwise noted, each individual director or named executive officer had sole voting and investment power with respect to the AngioDynamics common stock. As of August 19, 2010 there were 24,840,828 shares of our common stock outstanding. As of August 19, 2010, no director or executive officer beneficially owns more than 1% of the shares of our common stock outstanding. AngioDynamics’ current directors and executive officers as a group beneficially own 3.7% of the shares outstanding.

Name of Beneficial Owner	Number of Shares of Common Stock Owned as of August 19, 2010(a)	Of Shares Beneficially Owned, Number that May be Acquired Within 60 Days of August 19, 2010
Vincent A. Bucci	85,672	60,826
Howard W. Donnelly	56,000	46,000
Paul S. Echenberg	192,685	42,455
Jeffery G. Gold	55,891	34,926
Wesley E. Johnson, Jr.	58,443	50,443
Jan Keltjens	167,675	50,000
Steven R. LaPorte	50,724	43,211
Dennis S. Meteny	56,000	46,500
Charles T. Orsatti	16,500	12,500
D. Joseph Gersuk	60,064	49,413
Shawn P. McCarthy	12,592	10,200
William M. Appling	68,211	53,825
Harold Mapes	63,811	52,425
All directors and executive officers as a group (16 persons)	951,696	558,899

(a)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Under those rules, although not outstanding, shares of common stock subject to options that are exercisable or will become exercisable within 60 days of August 19, 2010 and performance share awards that will vest within 60 days of August 19, 2010 are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Equity Compensation Plan Information

The following table sets forth information, as of August 19, 2010, with respect to compensation plans under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,807,627	$16.34	624,097
Equity compensation plans not approved by security holders	None	None	None
Total	2,807,627	$16.34	624,097

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

AngioDynamics operates in an extremely competitive industry. Our compensation philosophy is designed to:

•	align our executive officers’ compensation with our business objectives and the interests of our shareholders;

•	enable us to attract, motivate and retain the level of successful, qualified senior executive leadership talent necessary to achieve our long term goals; and

•	reward performance, company growth and advancement of our long-term strategic initiatives.

AngioDynamics generally sets executive compensation targets for cash and equity-based compensation at or near the 50 th percentile of companies in a predetermined comparable group through a combination of fixed and variable compensation. Our compensation program supports our “pay for performance” philosophy by targeting fixed compensation (base salary) at or near the 50th percentile of the comparable companies and targeting variable compensation at the 50th percentile with the opportunity to earn above the 50th percentile when warranted by performance.

AngioDynamics views these ranges of compensation targets as a guideline, not a rule, in setting and adjusting our compensation programs. While the Compensation Committee attempts to base compensation decisions on the most recent market data available, it also recognizes the importance of flexibility, and may go above or below the targeted ranges for any individual or for any specific element of compensation. Individual executive compensation may be above or below the stated philosophy based on considerations such as individual performance, experience, history and scope of position and current market conditions.

In addition, our compensation strategy takes into account our financial performance relative to our peer competitors including companies that:

•	exclusively design, develop, manufacture, and market medical devices;

•	market and sell products primarily through a direct sales force;

•	are headquartered in the United States;

•	are publicly traded on the NASDAQ or NYSE stock exchanges and have at least one published proxy statement;

•

have revenues, market value, and an employee size of a minimum of approximately 33% of, and up to approximately 300% of our expected revenues, market size and employee count for the next fiscal year; and

•	are generally profitable.

Within this overall philosophy, the Compensation Committee’s objectives are to:

•	offer a total compensation package that takes into consideration the compensation practices of similarly situated companies with which we compete for exceptional senior level talent;

•	provide annual cash incentive awards relative to attaining certain pre-determined financial metrics, along with completion of individual objectives;

•	align financial incentives with shareholders’ interests through significant equity-based incentives to senior management; and

•	reward overachievement of goals with programs designed to have significant upside bonus opportunity for participants.

The Compensation Committee

The Compensation Committee is responsible for: (i) assisting the board in developing and evaluating potential candidates for executive positions; (ii) reviewing and recommending to the board the corporate goals and objectives with respect to our CEO’s compensation on an annual basis; (iii) reviewing our CEO’s performance annually in light of the committee’s established goals and objectives; (iv) reviewing and approving the evaluation process and compensation structure for our other named executive officers annually and overseeing the CEO’s decisions concerning the performance and compensation of our other named executive officers; and (v) reviewing and ensuring our incentive compensation and other stock-based plans are administered consistent with the terms of such plans and recommending changes in such plans to the board, as needed. The authority and responsibilities of the Compensation Committee are set forth in detail in its charter, which is available on our website located at www.angiodynamics.com under the “Investor Relations—Corporate Governance—Committee Charters—Compensation Committee” caption.

Our Board of Directors has determined that all of the directors who are members of the Compensation Committee—Messrs. Echenberg, LaPorte, and Orsatti, for our fiscal year ended May 31, 2010, are independent under the Nasdaq listing standards. Although the Compensation Committee comprises solely independent directors, it does consider the recommendations, if any, provided by our CEO in determining the appropriate levels of compensation for our named executive officers, other than the CEO.

Components of Executive Compensation for Fiscal 2010

The three components of the compensation program for named executive officers are base salary, annual cash incentive compensation and long-term equity-based incentive awards in the form of stock options and restricted stock unit awards. The Compensation Committee administers these components with the goal of providing total compensation that is competitive in the marketplace, while recognizing meaningful differences in individual performance and offering the opportunity to earn superior rewards when merited by individual performance. The Compensation Committee’s policy is to establish ranges for base salary, annual cash incentive compensation and equity-based incentives for named executive officer positions, including that of the CEO, with consideration to the averages paid by similarly-situated companies, which include publicly traded companies of similar structure, revenue, and profitability in the life sciences industry.

In determining these ranges, the Compensation Committee reviews information from a compensation survey conducted on our behalf by Radford, an Aon Consulting Company and an independent firm. The Compensation Committee approves the selection of the independent firm that will conduct the survey, as well as the list of peers to be used in the analysis. In April 2010, the following companies were established as AngioDynamics’ peer companies for the purposes of completing our executive compensation survey:

Abiomed	Accuray	AGA Medical Holdings, Inc.
American Medical Systems	ArthroCare	ATS Medical
Conceptus	ev3 (subsequently purchased by Covidien)	Masimo
Merit Medical Systems	Micrus Endovascular	NuVasive
SonoSite	Thoratec	Wright Medical Group
Volcano Corporate

In order to ensure a comprehensive review in preparing the compensation survey, Radford takes the following steps:

1)	Compiles information that will form the basis of the survey, including analyzing and selecting peer companies, analyzing our historical and current compensation practices and philosophies, and determining the positions to be included in the survey, with the assistance of the Compensation Committee and other key contributors.

2)	Presents its final philosophy statement for the current fiscal year.

3)	Performs a proxy review using peer group data and other industry specific surveys to analyze base salary, total cash compensation, and long-term incentives paid to executives and summarizes its findings in the form of a competitive pay analysis.

4)	Presents recommendations for comprehensive executive plan strategy and pay structure for the next fiscal year, including base salary levels, design of the annual bonus program, and amount and allocation of short-term and long-term incentive compensation components.

Base Salaries

The base salary for each named executive officer is determined at levels considered appropriate for comparable positions at similarly situated companies, while targeting the average 50th percentile for total cash compensation of executives at such similarly situated companies. Adjustments to each individual’s base salary are made based on annual performance reviews with consideration given to the executive’s performance as well as his/her salary compared with the range of those listed in the aforementioned survey and our executives generally. Among the criteria used in the annual performance reviews are the work and supervisory performance of the executive, demonstrated management and leadership skills, performance to specific established personal goals, and the strengths and weaknesses that the executive demonstrates on the job.

Following are the increases in base salaries for the named executive officers effective June 1, 2009.

Name	Fiscal 2009 Base Salary	Fiscal 2010 Base Salary	Percentage Increase
Jan Keltjens	$425,000	$425,000	n/a
D. Joseph Gersuk	$295,000	$302,375	2.5%
Shawn P. McCarthy	n/a	$265,000	n/a
William M. Appling(1)	$200,000	$204,000	2.0%
Harold C. Mapes	$218,500	$221,777	1.5%

Salary increases for all AngioDynamics employees averaged approximately 3% during our fiscal 2010. Mr. Keltjens joined AngioDynamics on March 1, 2009, and Mr. McCarthy joined AngioDynamics on August 17, 2009. Therefore, neither executive was eligible for a performance review nor salary increase for our fiscal year ended May 31, 2010. The salary increases for Messrs. Gersuk, Appling and Mapes were within the guidelines for our employees. The Compensation Committee believes that the salaries for our named executive officers are within the stated philosophy.

Annual Cash Incentives

The Compensation Committee believes that a meaningful portion of the annual compensation of each named executive officer should be in the form of annual cash incentive compensation.

In fiscal 2010, the target incentive payment amounts, as a percentage of base salary, established for the named executive officers was as follows:

Name	Percentage of Base Salary
Jan Keltjens	70%
D. Joseph Gersuk	60%
Shawn P. McCarthy	40%
William M. Appling	40%
Harold C. Mapes	40%

(1)	On July 30, 2010, William M. Appling resigned his position as Sr. Vice President – Advanced Research, effective on or before October 30, 2010. Mr. Appling will remain with AngioDynamics until October 30 to facilitate the transition of his duties to Scott Solano, who was hired as AngioDynamics Chief Technology Officer, effective September 7, 2010.

For Messrs. Keltjens, Gersuk, Appling and Mapes, the incentive compensation target comprised 35% based on our achievement of our pre-determined net sales target, 35% based on our achievement of our pre-determined operating income target, and 30% based on the individual executive’s performance to personal goals established for the fiscal year. The Compensation Committee uses net sales and operating income as the targets to measure performance because they believe they are directly linked to creating value for shareholders. Our incentive plan for our 2010 fiscal year sets a threshold level of 80% achievement of our operating income target that must be attained before any incentive compensation for net sales or operating income is awarded. Once the threshold is reached, the Compensation Committee has set specific formulas to calculate the actual incentive payment for each named executive officer. Additional compensation up to a maximum of 50% of the target incentive payment amounts may be awarded if we overachieve our annual financial targets.

The percentage of the pre-determined targets and resulting payout percentages for the net sales and operating income targets for Messrs. Keltjens, Gersuk, Appling and Mapes set by the Compensation Committee for our fiscal year ended May 31, 2010 were as follows:

Performance Target	Percent Achieved	Percent Payout
Net Sales	96%	82%
Operating Income	97%	92%

During Fiscal 2010, Mr. McCarthy was the General Manager of our former Peripheral Vascular Business Unit. His incentive compensation target was based upon the performance of that unit and comprised 35% based upon the achievement of a pre-determined net sales target, 35% based upon the achievement of a pre-determined operating income target and 30% based upon his individual performance to personal goals established at the beginning of the fiscal year. During our Fiscal year ended May 31, 2010, our former Peripheral Vascular business unit achieved 96% of the net sales target, resulting in a payout percentage equal to 81% of the target incentive opportunity, and achieved 87% of the operating income target, resulting in a payout percentage equal to 67% of the incentive compensation target.

For our fiscal year ended May 31, 2010, Mr. Keltjens’ personal goals included developing and implementing plans to fill certain leadership positions within the company, establishing an international business unit, launching 11 new products and leveraging selling expense as a percentage of net sales. The Compensation Committee and the Board of Directors determined that Mr. Keltjens achieved 64% of his fiscal 2010 personal objectives. Mr. Gersuk’s personal objectives included controlling G&A spending, providing executive leadership in connection with the construction and leasing of our new corporate headquarters in Latham, NY, enhancing internal financial reporting, and enhancing our performance and talent management programs. The Compensation Committee determined that Mr. Gersuk achieved 95% of his fiscal 2010 personal objectives. Mr. McCarthy’s personal objectives for fiscal 2010 pertained to our former peripheral vascular unit and included refining product and portfolio strategies, driving operational and R&D excellence and expanding that businesses global presence. The Compensation Committee determined that Mr. McCarthy achieved 77% of his fiscal 2010 personal objectives. Mr. Appling’s personal objectives included refining AngioDynamics’ portfolio management and new product development processes, establishing our technology and process engineering group and driving R&D activity. The Compensation Committee determined that Mr. Appling achieved 93% of his fiscal 2010 personal objectives. Mr. Mapes’ personal objectives included improving overall gross margins, reducing inventory costs and enhancing inventory accuracy and fulfillment rates. The Compensation Committee determined that Mr. Mapes achieved 60% of his fiscal 2010 personal objectives.

Long-Term, Equity-Based Incentive Awards

In 2004, we adopted the AngioDynamics 2004 Stock and Incentive Award Plan, or the 2004 Plan. The 2004 Plan provides for the grant of incentive awards, including performance share awards, performance unit awards, restricted stock awards and restricted stock unit awards, as well as incentive and non-qualified stock options and stock appreciation rights. The Compensation Committee believes that including equity grants as a significant component of executive compensation aligns our executives interest with those of our shareholders. The Compensation Committee has made grants of stock options, restricted stock unit awards and performance share awards and, in the future, expects to offer other awards under the 2004 Plan in order to provide named executive officers with an opportunity to share, along with shareholders, in our long-term performance and to reward these individuals for their contribution to our performance.

Stock option grants generally are made to each named executive officer upon his or her joining AngioDynamics and satisfying the requirements for eligibility under the plan, with additional grants being made annually as options under the initial grants vest. Stock options granted under the 2004 Plan generally have a four-year vesting schedule and generally expire seven years from the date of grant. The exercise price of options granted under our plan must be at least 100% of the fair market value of the underlying stock on the date of grant. In addition, grants of restricted stock units and/or performance shares awards may also be made to each named executive officer. Restricted stock unit awards typically vest equally over a four year period and are released if the employee remains active with the company through the vesting date. Performance shares are granted in conjunction with specifically pre-determined performance criteria, typically related to corporate financial metrics. In the event of the named executive officer’s termination of employment, all of his or her unvested options, RSUs and performance shares will be forfeited in accordance with the provisions of the Plan.

The number of stock options, restricted stock units or performance shares granted to each named executive officer is generally based upon several factors, including: (i) position with AngioDynamics; (ii) salary; (iii) performance; and (iv) the grants made, on average, by similarly situated companies to executives with similar responsibilities.

For our fiscal year ended May 31, 2010, the Compensation Committee set target grants of options for the CEO, the executive vice presidents, the senior vice presidents, and other executive officers equal to 35,000, 10,000, 7,500 and 5,000, respectively.

For our fiscal year ended May 31, 2010, the Compensation Committee set target grants of the value of restricted stock units as a percentage of base salary for the CEO, the executive vice presidents, the senior vice presidents, and other executive officers equal to 88%, 46%, 41% and 41%, respectively.

Grants of options and restricted stock units to our named executive officers are set forth below in the table titled Grants of Plan-Based Awards for Fiscal 2010. Mr. Keltjens joined AngioDynamics on March 1, 2009, and Mr. McCarthy joined AngioDynamics on August 17, 2009. Therefore, neither executive was eligible for equity award grants in connection with our fiscal year ended May 31, 2010. The awards indicated for Mr. McCarthy represent equity awards granted in connection with his commencing employment.

Stock Ownership Guidelines

To further align the interests of management and shareholders, we maintain stock ownership guidelines for the Board of Directors and our senior executive officers. Under these guidelines, each member of our Board of Directors is required to hold an amount of shares equal to six times the base annual retainer (currently $24,000) by December 31, 2010. New members of the Board of Directors are allowed 36 months from the time they join the board to acquire the required number of shares, provided they acquire at least 1/3 of the required amount within 15 months of joining the board and an additional 1/3 within 27 months of joining the board. Our CEO is required to hold 50,000 shares, our Executive Vice President and CFO and each of our Senior Vice Presidents is required to hold 15,000 shares. Employees who are hired or promoted to these management positions must acquire the required number of shares within 3 years. The Compensation Committee monitors our senior executives’ share holdings and expects that incremental progress will be made each year by each executive officer who has not met the applicable guidelines. Each member of our board of directors and our CEO has met the applicable holding requirement. Messrs. Gersuk, Appling, Mapes and McCarthy are currently below the applicable holding requirements.

Perquisites

All executives of AngioDynamics are eligible to participate in our Fleet Vehicle Program at the executive level. Although the specifications for approved cars are revised periodically by management, approved vehicles generally include any automobile within the Fleet Multicar Listing provided by the fleet administrator. If an employee prefers to lease or purchase a different vehicle they may decline our offer of a company vehicle. In this case the employee will be entitled to an automobile allowance of $1,000 per month and we will cover the employee’s expenses for gas for company related business.

Deferred Compensation Program

We do not sponsor or maintain any deferred compensation programs for the benefit of any of our named executive officers.

Change-In-Control and Severance Arrangements

In December 2009, we entered into change in control severance agreements with certain named executive officers. Each agreement has an initial term ending December 31, 2010, and each year will automatically renew for an additional one year term, provided however, that if a change in control occurs the term shall expire no earlier than 12 calendar months after the calendar month in which such change in control occurs. A change of control is generally defined in each agreement as any of the following: (i) a person is or becomes a beneficial owner of more than 40% of our voting securities (ii) the composition of a majority of our board changes (iii) we consummate a merger or consolidation or (iv) our shareholders approve a plan of liquidation or sale of substantially all of our assets. Each agreement provides, among other things, that if a change in control occurs during the term of the agreement, and the executive’s employment is terminated either by us or by the executive, other than (a) by us for cause, (b) by reason of death or disability, or (c) by the executive without good reason, such executive will receive a severance payment equal to: (A) 2.5 times his annual base salary for Mr. Keltjens and 2 times the executive’s annual base salary for Messers. Gersuk, McCarthy, Appling and Mapes, (B) 2.5 times the cash bonus he received for the prior fiscal year for Mr. Keltjens, (C) unpaid and prorated annual bonus amounts, (D) earned but unused vacation time and (E) title to such executive’s (other than Mr. Keltjens) company-owned or leased automobile.

Payment made under each respective agreement is generally made in a lump sum within thirty days following termination subject to delay if required by Section 409A of the Internal Revenue Code.

Internal Revenue Code Section 162(m) Considerations

Section 162(m) of the Internal Revenue Code prohibits a publicly-held corporation, such as AngioDynamics, from claiming a deduction on our federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the CEO (or person acting in that capacity) and to the four most highly compensated officers other than the CEO as of the end of our fiscal year (but not the chief financial officer). This limitation does not apply to compensation that meets the requirements under section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareholders). The Compensation Committee believes that, other than less than $100,000 paid to Mr. Keltjens, awards under the 2004 Plan will be deductible pursuant to section 162(m).

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors evaluates and makes recommendations to the Board of Directors regarding the compensation of the CEO and approves the compensation of our other named executive officers. The Compensation Committee also administers all executive compensation programs, incentive compensation plans and equity-based plans and all other compensation and benefit programs currently in place. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Steven R. LaPorte (Chairman)

Paul S. Echenberg

Charles T. Orsatti

Summary Compensation Table for Fiscal 2010

The following table sets forth information concerning the compensation for services, in all capacities for our fiscal year ended May 31, 2010 of (i) our CEO, (ii) our CFO, and (iii) those persons who were, at the end of fiscal 2010, our three most highly compensated executive officers other than our CEO and CFO.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (1) (2) (3) ($)	Total ($)
Jan Keltjens	2010	425,000	N/A	—	—	238,351	N/A	34,789	698,140
President, Chief Executive Officer(4)	2009	106,250	N/A	1,004,400	1,116,300	74,375	N/A	4,440	2,305,765

D. Joseph Gersuk	2010	302,375	N/A	159,480	76,271	162,226	N/A	40,866	741,218
Executive Vice President —Chief Financial Officer	2009	295,000	N/A	124,020	101,499	108,586	N/A	42,281	671,386
	2008	259,330	N/A	—	75,074	92,222	N/A	32,461	459,087

Shawn P. McCarthy	2010	198,750	N/A	185,100	242,034	79,533	N/A	18,529	723,946
Sr. Vice President— General Manager(5)

William M. Appling(6)	2010	204,000	N/A	119,610	50,847	71,849	N/A	35,122	481,428
Sr. Vice President— Advanced Research	2009	200,000	N/A	99,216	81,199	45,719	N/A	37,158	463,292
	2008	183,636	N/A	—	181,036	56,647	N/A	32,904	454,223

Harold C. Mapes	2010	221,777	N/A	66,450	31,780	70,009	N/A	28,068	418,084
Sr. Vice President— Operations	2009	218,500	N/A	99,216	81,199	48,374	N/A	37,791	485,080
	2008	190,356	N/A	—	120,977	49,817	N/A	27,590	388,740

(1)	For each of the Named Executive Officers, the amounts reported include amounts we contributed as matching contributions under the 401(k) Plan. For fiscal 2010, such amounts contributed were: $3,923 for Mr. Keltjens, $13,681 for Mr. Gersuk, $12,642 for Mr. Appling, and $12,689 for Mr. Mapes.
(2)	The amounts reported include income from performance shares awards earned and released in August 2008. For fiscal 2009, such amounts include: $4,306 for Mr. Gersuk, $7,635 for Mr. Appling, and $7,635 for Mr. Mapes.
(3)	The amounts reported include amounts pursuant to the executive auto lease program described above.
(4)	Mr. Keltjens commenced his position on March 1, 2009.
(5)	Mr. McCarthy commenced his position on August 17, 2009.
(6)	On July 30, 2010, William M. Appling resigned his position as Sr. Vice President – Advanced Research, effective on or before October 30, 2010. Mr. Appling will remain with AngioDynamics until October 30 to facilitate the transition of his duties to Scott Solano, who was hired as AngioDynamics Chief Technology Officer, effective September 7, 2010.

Grants of Plan-Based Awards for Fiscal 2010

The following table provides information with respect to options to purchase shares of Common Stock and restricted stock units and awards granted pursuant to the 2004 Stock and Incentive Award Plan to the named executive officers during our fiscal year ended May 31, 2010.

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Market Value of Stock and Option Awards (3) ($)
		Threshold	Target ($)	Maximum (#)	Threshold (#)	Target ($)	Maximum (#)
Jan Keltjens			N/A			N/A	0
President, Chief Executive Offer

D. Joseph Gersuk	9/4/2009		N/A			N/A	0		12,000	13.29	76,271
Executive Vice President—Chief Financial Officer	9/4/2009		N/A			N/A	0	12,000		13.29	159,480

Shawn P. McCarthy	8/17/2009		N/A			N/A	0		40,800	12.34	242,034
Sr. Vice President— General Manager	8/17/2009		N/A			N/A	0	15,000		12.34	185,100

William M. Appling	9/4/2009		N/A			N/A	0		8,000	13.29	50,847
Sr. Vice President— Advanced Research	9/4/2009		N/A			N/A	0	9,000		13.29	119,610

Harold C. Mapes	9/4/2009		N/A			N/A	0		5,000	13.29	31,780
Sr. Vice President— Operations	9/4/2009		N/A			N/A	0	5,000		13.29	66,450

(1)	Grant Date pertains to the fiscal 2010 stock option and restricted stock awards.
(2)	In accordance with the terms of the 2004 Plan, these options were granted at 100% of the closing market price on the date of grant, or if such date was not a trading day, the average of the high and low sale prices of our common stock on the most recent prior trading day. Options have a seven year term. Generally all options become exercisable as to 25% of the shares on each of the first four anniversary dates of the date of grant.
(3)	Represents grant-date fair value based on ASC 718 for fiscal 2010 stock option grants.

Outstanding Equity Awards at Fiscal 2010 Year-End

The following table summarizes the number of securities underlying outstanding equity awards for the named executive officers at our fiscal year ended May 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jan Keltjens	50,000	150,000	N/A	11.16	1/19/2016	87,500	1,254,750	N/A	N/A
President, Chief Executive Officer

D. Joseph Gersuk	30,600	10,200	N/A	16.53	5/1/2014	20,700	296,838	N/A	N/A
Executive Vice President—Chief Financial Officer	4,376	4,374	N/A	17.76	7/27/2014
	3,125	9,375	N/A	16.33	8/15/2015
	0	12,000	N/A	13.29	9/4/2016

Shawn P. McCarthy	0	40,800	N/A	12.34	8/17/2016	15,000	215,100	N/A	N/A
Sr. Vice President— General Manager

William M. Appling	7,700	0	N/A	13.18	7/20/2014	16,800	240,912	N/A	N/A
Sr. Vice President— Advanced Research	10,200	0	N/A	24.21	7/29/2015
	9,825	3,275	N/A	18.40	8/15/2016
	10,550	10,550	N/A	17.76	7/27/2014
	2,500	7,500	N/A	16.33	8/15/2015
	0	8,000	N/A	13.29	9/4/2016

Harold C. Mapes	8,000	0	N/A	13.18	7/20/2014	12,800	183,552	N/A	N/A
Sr. Vice President— Operations	8,000	0	N/A	24.21	7/29/2015
	14,700	4,900	N/A	18.40	8/15/2016
	7,050	7,050	N/A	17.76	7/27/2014
	2,500	7,500	N/A	16.33	8/15/2015
	0	5,000	N/A	13.29	9/4/2016

Option Exercises and Stock Vested for Fiscal 2010

The following table summarizes the stock option exercises and shares vested by the named executive officers during our fiscal year ended May 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (#)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jan Keltjens	0	N/A	22,500	387,450
President, Chief Executive Officer

D. Joseph Gersuk	0	N/A	1,126	14,627
Executive Vice President—Chief Financial Officer

Shawn P. McCarthy	0	N/A	0	0
Sr. Vice President—General Manager

William M. Appling	0	N/A	0	0
Sr. Vice President—Advanced Research

Harold C. Mapes	0	N/A	0	0
Sr. Vice President—Operations

Director Compensation Table

The following table sets forth the fees, awards and other compensation paid to or earned by our directors (other than named executive officers) for the fiscal year ended May 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Bucci	58,500	N/A	83,034	N/A	N/A	N/A	141,534
Donnelly	49,000	N/A	83,034	N/A	N/A	N/A	132,034
Echenberg (2)	41,000	N/A	83,034	N/A	N/A	N/A	124,034
Gold	49,000	N/A	83,034	N/A	N/A	N/A	132,034
Johnson	38,000	N/A	83,034	N/A	N/A	N/A	121,034
LaPorte	48,500	N/A	83,034	N/A	N/A	N/A	131,534
Meteny	54,000	N/A	83,034	N/A	N/A	N/A	137,034
Orsatti	39,500	N/A	83,034	N/A	N/A	N/A	122,534

(1)	Represents grant-date fair value based on ASC 718.
(2)	Paul S. Echenberg is retiring from our Board of Directors and is not up for re-election at our Annual Meeting of Shareholders.

Directors who are not our employees receive an annual retainer of $24,000, in addition to $1,500 for each board meeting attended in person and for each telephonic meeting of the board in which they participate. The chairman of the Board of Directors receives an additional annual retainer of $24,000. The chairman of the Audit Committee receives an additional annual retainer of $12,000 and the chairmen of the Compensation Committee and Nominating and Corporate Governance Committee receive additional retainers of $5,000. Committee chairmen receive $1,500 and committee members $1,000, for each committee meeting in which they participate. Directors who are not our employees also receive an annual grant of an option to purchase 12,000 shares of our common stock, which vest in equal parts on the anniversary of the grant for three consecutive years. New directors receive options for 21,000 shares of our common stock upon joining our board, which vest one-fourth per year over four years from the grant date. Directors who are our employees receive no additional compensation for their services as directors.

In August 2010, the annual grant of options to Directors was increased from 12,000 to 14,000 shares and the one time grant to new directors was increased from 21,000 shares to 25,000 shares.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP, independent certified public accountants, as our company’s independent registered public accounting firm for the fiscal year ending May 31, 2011. The Audit Committee has directed that the appointment of PricewaterhouseCoopers LLP be submitted to our shareholders for ratification due to the significance of their appointment to us. If our shareholders fail to ratify the appointment, it will be considered as a direction to our Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our shareholders.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2011, must be approved by the affirmative vote of a majority of the votes cast at the annual meeting.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our company’s independent registered public accounting firm for the fiscal year ending May 31, 2011.

AUDIT MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of three directors, each of whom has been determined by the Board of Directors (the “Board”) to be independent under the listing standards of The Nasdaq Stock Market LLC. The Audit Committee operates under a written Audit Committee Charter, which was adopted by the Board of Directors on February 27, 2004, and revised and approved by the Board of Directors on May 10, 2006, and May 11, 2009. The Audit Committee Charter is available as Appendix A to this Proxy Statement and on our website at www.angiodynamics.com under the “Investor Relations—Corporate Governance—Committee Charters—Audit Committee” caption.

Management of the Company is responsible for internal controls, the financial reporting process and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and effectiveness of internal controls in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee is charged with the duty to monitor and oversee these processes.

Pursuant to the Charter, the primary responsibilities of the Audit Committee are to assist the Board in its oversight of: (i) the integrity of the Company’s financial statements, financial reporting process, system of internal controls over financial reporting, and audit process; (ii) the Company’s compliance with, and process for monitoring compliance with, legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; and (iv) the performance of the Company’s independent registered public accounting firm, including, without limitation, ensuring that interim quarterly financial statements are reviewed by the Company’s independent registered public accounting firm. The quarterly reviews include discussions by management and the independent registered public accounting firm with the Audit Committee. The Audit Committee must also pre-approve all audit and permitted non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee has the authority to select, determine the compensation paid to, and replace the Company’s independent registered public accounting firm. The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2011 subject to the vote by the shareholders at the 2010 annual meeting.

The Charter provides that the Audit Committee shall always consist of not less than three members, all of whom must be independent directors. No member of the Audit Committee may serve on the Audit Committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Audit Committee, and discloses this determination in the proxy statement. To carry out its responsibilities, the Audit Committee met eight times during fiscal year 2010.

The Audit Committee met with both management and the Company’s independent registered public accounting firm to review and discuss the Company’s financial statements for the fiscal year ended May 31, 2010, prior to their issuance and to discuss significant accounting issues and policies. Management advised the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee’s review included discussion with PricewaterhouseCoopers of matters that are required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended.

The Audit Committee discussed with PricewaterhouseCoopers matters relating to PricewaterhouseCoopers’ independence, including the written disclosures and the letter provided by PricewaterhouseCoopers to the Audit Committee as required by applicable requirements of the Public Company Accounting Oversight Board.

PricewaterhouseCoopers informed the Audit Committee in writing that it was independent with respect to the Company within the regulations promulgated by the Securities and Exchange Commission and the requirements of the Public Company Accounting Oversight Board. The Audit Committee has concluded that PricewaterhouseCoopers is independent of the Company and its management.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plan for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2010, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Dennis S. Meteny, Chairman

Howard W. Donnelly

Wesley E. Johnson

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

Principal Accounting Fees and Services

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements for the fiscal years ended May 31, 2010 and May 31, 2009, for inclusion in our Annual Reports on Form 10-K for the fiscal years ended May 31, 2010 and May 31, 2009, reviews of quarterly financial statements, and fees expensed for other services rendered by PricewaterhouseCoopers LLP during those periods, in thousands:

	2010	2009
Audit Fees	$602	$546
Audit-Related Fees	17	100
Tax Fees	114	189

	$733	$835

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.

In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1.	Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis, assisting with coordination of execution of tax related activities, primarily in the area of corporate tax planning, supporting other tax-related regulatory requirements and tax compliance and reporting.

4.	Other Fees are those associated with services not captured in the other categories. We generally don’t request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves the independent registered public accounting firm services within each category. The fees are budgeted and the Audit Committee requires management to report actual fees versus the budget by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL 3—AMENDMENT TO THE ANGIODYNAMICS, INC.

EMPLOYEE STOCK PURCHASE PLAN

We are asking our shareholders to approve an amendment of our Employee Stock Purchase Plan to increase the total number of shares of common stock that may be offered under the plan from 400,000 to 700,000. Our Board of Directors approved the amendment to the Employee Stock Purchase Plan on August 3, 2010, subject to shareholder approval at the annual meeting. Approval of the amendment to our Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast at the annual meeting.

The purpose of the Plan is to provide a means by which employees of AngioDynamics and its designated subsidiaries (collectively, “participants”) may be given an opportunity to purchase AngioDynamics common stock through payroll deductions. Our Board of Directors believes that by providing our employees with the opportunity to acquire a proprietary interest in our company, we will be better able to attract, motivate, and retain the best available personnel for the success of our business. All eligible participants will have the same purchase rights and privileges under the Plan.

The essential features of the Plan are summarized below: This summary does not purport to be a complete description of the Plan, and is qualified by reference to the Plan. The Plan is set forth in its entirety as Appendix  B to this proxy statement.

Summary of the Plan (as amended)

Administration

The Plan will be administered by our Board of Directors. The board has the final power to construe and interpret both the Plan and the rights granted under it, and to adopt rules and regulations for the administration of the Plan. Determinations made by the board with respect to any matter or provision contained in the Plan shall be final, conclusive, and binding on AngioDynamics and all participants in the Plan.

Stock Subject to the Plan

Subject to adjustment as provided below, the maximum aggregate number of shares to be offered under the Plan will be 700,000 shares of our common stock. Shares delivered under the Plan may consist of authorized and unissued shares, treasury shares or shares purchased on the open market.

Purchase Periods and Purchase Dates

Shares of common stock will be offered under the Plan through offering periods, each with a duration of approximately six months. The offering periods will commence on the first business day on or after September 1st and March 1st of each year and each consists of a series of successive six-month purchase periods. Purchases will occur on the last day of each purchase period.

Eligibility and Participation

Any person who, on the first day of an offering period, has been employed in a full-time capacity for at least three months, with a customary working schedule of 20 or more hours per week and more than five months in a calendar year is eligible to participate in that offering period. However, no employee is eligible to participate in the Plan if, on the first day of an offering period, the employee owns stock possessing 5% or more of the total combined voting power or value of all classes of our stock or those of any of our subsidiaries. Eligible participants may join an offering period prior to the beginning of the period.

Purchase Price

The purchase price of the shares of common stock acquired on each purchase date will be the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of common stock on the last day of the offering period, subject to any adjustments made by the Board of Directors in the event of changes in capitalization, dissolution or liquidation, or merger or asset sale. “Fair market value” means the closing sale price (or closing bid price if no sales are reported) of our common stock as reported by the Nasdaq Global Select Market or, in the absence of an established trading market, as determined in good faith by the Board of Directors.

Payroll Deductions and Stock Purchases

The purchase price of the shares will be accumulated by payroll deductions in an amount of not less than one (1%) percent and not more than fifteen (15%) percent (or such greater percentage as the board may establish from time to time before an offering commencement date) of a participant’s compensation on each payday during an offering period. The accumulated deduction will automatically be applied on each purchase date to the purchase of whole shares of common stocks at the purchase price in effect for that purchase date. For purposes of the Plan, eligible compensation includes salary, wages, overtime, bonuses, commissions and incentive compensation.

Special Limitations

The Plan imposes certain limitations upon a participant’s right to acquire common stock, including the following:

•

A participant may not be granted rights under the Plan and all other employee stock purchase plans of AngioDynamics and its subsidiaries to purchase more than $25,000 worth of common stock (determined based on fair market value of the stock on the first day of the offering period) for each calendar year in which the offering period is in effect; and

•	No Participant may purchase more than $9,000 worth of common stock on any one purchase date.

Withdrawal; Termination of Purchase Rights

A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to acquire shares under the Plan any time on or before 15 days prior to a purchase date.

Purchase rights granted pursuant to any offering period under the Plan terminate immediately upon cessation of a participant’s employment for any reason. The participant will be deemed to have elected to withdraw from the Plan, and we will distribute to such participant, or, in the case of his or her death, to the person or persons designated as his or her beneficiary, all of his or her accumulated payroll deductions.

Upon a participant’s withdrawal, all of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of a notice of withdrawal, the participant’s purchase right for the offering period will automatically be terminated, no further payroll deductions for the purchase of shares will be made for such offering period, and payroll deductions will not resume at the beginning of the succeeding offering period or any offering period thereafter unless the participant re-enrolls in the Plan. A participant’s withdrawal from a given offering period will not affect such participant’s eligibility to participate in subsequent offering periods under the Plan.

No Transfer

Purchase rights granted under the Plan are not transferable by a participant and may be exercised only by the participant to whom such rights are granted.

Adjustment Provisions

The number of shares authorized but not yet issued and the purchase price thereof, and the maximum number of shares that a participant may purchase each purchase period, will be proportionately adjusted for any increase or decrease in the number of our issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other similar change in the number of our outstanding shares effected without the receipt of consideration by us.

Effect Of Certain Corporate Transactions

The Plan provides that, in the event of: (i) a sale of all or substantially all of our assets; or (ii) our merger with or into another corporation, the Plan will be assumed, or an equivalent plan substituted, by the successor corporation or a parent or subsidiary of the successor corporation. However, if the successor corporation refuses to assume the Plan or substitute an equivalent plan, the offering period then in progress will be shortened by changing the next purchase date to a date that falls before the date of the proposed sale of assets or merger. Similarly, in the event of a proposed dissolution or liquidation of the Company, the offering period then in progress will be shortened by changing the next purchase date to a date before the date of the proposed dissolution or liquidation. In each such instance, all participants’ purchase rights will be exercised automatically on the new purchase date unless before such date they have withdrawn from the offering period.

Shareholder Rights

No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf.

Share Proration

Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares available for issuance under the Plan at that time, then the board will make a pro rata allocation of the available shares in as uniform a manner as shall be practicable and as it shall determine to be equitable.

Duration, Amendment And Termination

Unless sooner terminated by our Board of Directors, the Plan will continue in effect for a term of ten (10) years.

The board may modify or amend the Plan at any time. Any modification or amendment of the Plan must be approved by the shareholders if such approval is required under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), or any regulations promulgated thereunder, Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under the Nasdaq or any other applicable listing requirements.

The board may also amend or modify the Plan, and any purchase rights previously granted under the Plan, to the extent necessary to ensure the continued qualification of the Plan under Section 423 of the Code and any regulations promulgated thereunder and, if applicable, Rule 16b-3.

Summary of Federal Income Tax Consequences under the Employee Stock Purchase Plan

The following is a summary of the principal United States Federal income taxation consequences to AngioDynamics and participants subject to U.S. taxation with respect to participation in the Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state, or foreign jurisdiction in which a participant may reside.

The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If a participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing selling price of the shares on the purchase date exceeded the purchase price paid for those shares, and AngioDynamics will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If a participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the closing selling price of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the closing selling price of the shares on the participant’s entry date into that purchase period. Any additional gain upon the disposition will be taxed as a long-term capital gain. AngioDynamics will not be entitled to an income tax deduction with respect to such disposition.

If a participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the closing selling price of the shares on the date of death exceeds the purchase price, or (ii) fifteen percent (15%) of the closing selling price of the shares on his or her entry date into the purchase period in which those shares were acquired.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the AngioDynamics, Inc. Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

There were no related party transactions during our fiscal year ended May 31, 2010.

Policy on Related Party Transactions

On July 27, 2007, the Board of Directors approved a Related Person Transaction Policy. The policy defines “Related Person Transaction” as certain transactions, arrangements or relationships in which the Company participates, the amount exceeds $50,000 and certain related persons have a material interest. Under the policy, any potential Related Person Transaction, including for example the purchase of goods or services, guarantees of indebtedness or employment, must be pre-approved by the Audit Committee unless circumstances make pre-approval impracticable. In the latter case, management is allowed to enter into the transaction, but the transaction remains subject to ratification by the Audit Committee at a subsequent Audit Committee meeting. In determining whether to approve or ratify a Related Person Transaction, the Audit Committee will take into account a number of factors, including the related person’s interest and approximate dollar amount of the transaction, as well as, whether the transaction occurred in the ordinary course of business or through a competitive bid process. On an annual basis, the Audit Committee will review and assess ongoing Related Person Transactions to determine whether the relationships remain appropriate.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission. Based solely on our review of copies of such forms received by us, or on written representations from certain reporting persons that no reports were required for such persons, we believe that, during the fiscal year ended May 31, 2010, all of our executive officers, directors and 10% shareholders complied with all Section 16 filing requirements except as follows:

Mr. Keltjens filed a late Form 4 in connection with the vesting of Restricted Stock Award shares.

ANNUAL REPORT

Any AngioDynamics shareholder may obtain without charge additional copies of our annual report on Form 10-K for the fiscal year ended May 31, 2010 (without exhibits), as filed with the Securities and Exchange Commission, by writing to:

Chief Financial Officer

AngioDynamics, Inc.

14 Plaza Drive

Latham, New York 12110

SHAREHOLDER PROPOSALS AND NOMINATIONS

Under Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next Annual Meeting of Shareholders. To be eligible for inclusion in our 2011 proxy statement, your proposal must be received by us no later than May 16, 2010 and must otherwise comply with Rule 14a-8. While the Board of Directors will consider shareholder proposals, we reserve the right to omit from our proxy statement shareholder proposals that we are not required to include under the Exchange Act, including under Rule 14a-8.

In addition, our Bylaws contain an advance notice provision with respect to matters to be brought before an Annual Meeting of Shareholders, including nominations for directors, and not included in our proxy statement. If you would like to nominate a director or bring any other business before the shareholders at the fiscal 2011 Annual Meeting, you must comply with the procedures contained in the Bylaws and you must notify us in writing, and such notice must be delivered to or received by our Secretary no less than 90 days nor more than 120 days prior to October 18, 2011.

You may write to our Secretary at our principal executive office, 14 Plaza Drive, Latham, New York 12110, to deliver the notices discussed above and to request a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominations of directors.

OTHER MATTERS

As of the date of this proxy statement, we know of no matters other than those set forth herein that will be presented for consideration at the meeting. If any other matter or matters are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

Appendix A

ANGIODYNAMICS, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As amended)

1. Purpose: This Plan is intended to provide an opportunity for employees of AngioDynamics, Inc. (“AngioDynamics”) and its designated subsidiaries to invest in AngioDynamics common stock, par value $.01, or such other class or kind of shares or other securities resulting from the application of Section 11 (“Common Stock”). It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed in a manner consistent with the requirements of Section 423 and related sections of the code.

2. Definitions:

(a)	“Board” shall mean the Board of Directors of AngioDynamics.

(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)	“Common Stock” shall mean the Common Stock, $.01 par value, of AngioDynamics.

(d)	“Company” shall mean AngioDynamics, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

(e)	“Compensation” shall mean all cash compensation received by an Employee from the Company or a Designated Subsidiary and includable in the Employee’s gross income for federal income tax purposes, other than any taxable reimbursements. By way of illustration, but not limitation, “Compensation” shall include regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions, and incentive compensation, but shall exclude relocation reimbursements, expense reimbursements, tuition or other reimbursements, and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

(f)	“Designated Subsidiary” shall mean any Subsidiary of the Company designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g)	“Employee” shall mean any individual who is treated as a common law employee of the Company for payroll and employment tax purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company, except that where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed by either statute or contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(h)	“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on The Nasdaq Stock Market for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. In absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(i)	“Offering Commencement Date” shall mean the first day of each Offering Period.

(j)	‘Offering Period’ shall mean a period of approximately 26 weeks during which funds may be accumulated under the Plan for the purchase of Common Stock, commencing and ending as follows:

i.	Commencing on the first Trading Day following the last day of the Company’s first fiscal quarter and ending on the last trading day of the Company’s third fiscal quarter;

ii.	Commencing on the first Trading Day following the end of the Company’s third fiscal quarter and ending on the last trading day of the Company’s first fiscal quarter;

(l)	“Participant” shall mean an eligible Employee who has elected to participate in the Plan.

(m)	“Plan” shall mean this AngioDynamics Inc. Employee Stock Purchase Plan.

(n)	“Purchase Date” shall mean the last day of each Purchase Period.

(o)	“Purchase Period” shall mean a period of approximately 26 weeks commencing and ending as follows:

i.	Commencing on the first Trading Day following the last day of the Company’s first fiscal quarter and ending on the last trading day of the Company’s third fiscal quarter;

ii.	Commencing on the first Trading Day following the end of the Company’s third fiscal quarter and ending on the last trading day of the Company’s first fiscal quarter;

(p)	“Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Offering Commencement Date or on the Purchase Date, whichever is lower provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 15 of this Plan.

(p)	“Reserves” shall mean the number of shares of Common Stock that have been authorized for issuance under the Plan, but not yet purchased by Participants.

(q)	“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or another Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(r)	“Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility: Stock offered under the Plan may be purchased by each person who on the first business day of an “Offering Period”:

(a)	is an employee;

(b)	has been employed by the Company in a full-time capacity for at least 3 months, with a customary working schedule of 20 or more hours per week and more than five months in a calendar year; and

(c)	does not own 5% or more of the total combined value or voting power of all classes of outstanding stock of the Company or its subsidiaries.

4. Contribution Limits: The following limitations apply to subscriptions under the Plan:

(a)	All subscriptions must be for full shares.

(b)	The maximum contribution that may be subscribed for on a Purchase Date shall not exceed $9,000.

(c)	As specified by Section 423(b)(8) of the Code, an Employee may be granted purchase rights under the Plan only if such purchase rights, together with any other rights granted under all employee stock purchase plans of AngioDynamics or its subsidiaries, do not permit such Employee’s rights to purchase stock worth more than $25,000 (determined based on the Fair Market Value of such stock on the first day of the Offering Period(s) for each calendar year in which the Offering Period(s) is in effect.

5. Method of Payment: Payment for purchase of the common stock will follow the following procedure:

(a)	Prior to the beginning of each Offering Period, eligible Employees must indicate if they are going to participate in the Plan.

(b)

A Participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one (1%) and not more than fifteen (15%) percent (or such greater percentage as the Board may establish from time to time before an Offering Date) of such Participant’s

Compensation on each payday during the Offering Period. All payroll deductions withheld from a Participant’s Compensation shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(c)	A Participant may not participate in more than one Offering Period at a time.

(d)	A Participant may discontinue his or her participation in the Plan as provided in Section 8, or, on one occasion only during a Purchase Period may increase or decrease the rate of his or her contributions with respect to that Purchase Period by completing and filing with the Company new enrollment documents authorizing a change in payroll deduction rate. The change in rate shall be effective as of the beginning of the next payroll period following the date of filing of the new enrollment documents, if the documents are completed at least three business days prior to such date and, if not, as of the beginning of the next succeeding payroll period.

(e)	Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5(b) herein, a Participant’s payroll deductions may be decreased during any Offering Period. In such event, payroll deductions shall recommence at the rate provided in such participant’s enrollment documents at the beginning of the next Offering Period, unless terminated by the Participant.

(f)	At the time Common Stock is purchased by a Participant pursuant to the Plan, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for federal, state, or other tax withholding obligations, if any, arising upon the exercise of the Participant’s purchase rights or the disposition of the Common Stock. The Company may, but shall not be obligated to, withhold from the Participant’s Compensation the amount necessary for the Company to meet applicable withholding obligations related to the Participant’s tax obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee that may be available to it.

6. Exercise of Purchase Right: Unless a Participant withdraws from the Plan as provided in Section 8 hereof, or except to the extent that the limitation of Section 423(b)(8) of the Code would otherwise be violated, his or her right and election to purchase of shares shall be exercised automatically on the Purchase Date, and the maximum number of full shares subject to the purchase right shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in the Participant’s account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s account that are insufficient to purchase a full share shall be retained in the Participant’s account for the subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 8 hereof. Any other funds left over in a Participant’s account after the Purchase Date shall be returned to the Participant. During a Participant’s lifetime, a Participant’s right to purchase shares hereunder is exercisable only by him or her.

7. Delivery: As promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company shall arrange for the delivery to each Participant’s account with the broker designated by the Board.

8. Withdrawal: (a) A Participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time on or before fifteen (15) calendar days before the Purchase Date by giving written notice to the designated human resources representative of the Company in the form provided by the Company. All of the Participant’s payroll deductions credited to his or her account shall be paid to such Participant promptly after receipt of notice of withdrawal, such Participant’s purchase right for the Offering Period shall automatically be terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period or any Offering Period thereafter unless the Participant delivers to the Company a new subscription agreement. (b) A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any succeeding Offering Period commencing after the termination of the Offering Period from which the Participant withdraws.

9. Employment: Upon a Participant’s ceasing to be an Employee for any reason at any time prior to a Purchase Date of an Offering Period, he or she shall be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to such Participant’s account during such Offering Period shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12 hereof, and such Participant’s purchase right shall be automatically terminated.

10. No Interest: No interest shall accrue to be payable on the payroll deductions of a Participant in the Plan.

11. Number of Shares to be Offered: Subject to adjustment as provided in Section 15, without the authorization of the Board of Directors, the maximum aggregate number of shares to be offered under the Plan will be 700,000 shares of Common Stock. Any shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market. If on a given Purchase Date the number of shares with respect to which options are to be exercised exceeds the number of share then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

12. Designation of Beneficiary:

(a)	A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which purchase rights are exercised, but before delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death before exercise of the purchase rights.

(b)	Such designation of beneficiary may be changed by the Participant at any time with written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant or, if to the best of the Company’s knowledge no such executor or administrator has been appointed, the Company, in its discretion, may deliver such shares and/or cash to the Participants’ spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent, or relative is known to the Company, then to such other person as the Company may designate.

13. Purchase Rights Not Transferable: Purchase rights granted under the Plan shall not be transferable by an Employee and shall be exercisable only by such Employee. Except as set forth in Section 12, there will be no limitation on an Employee’s right to sell or otherwise transfer stock issued under the Plan, except as outlined in the AngioDynamics insider trading policy.

14. Use of Funds: All payroll deductions received or held by the Company under the Plan shall be general corporate funds and as such may be used by the Company for any corporate purposes, and the Company shall not be obligated to segregate such payroll deductions or pay interest thereon.

15. Adjustments: Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger, or Asset Sale.

(a)

Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each Participant may purchase per Purchase Period, as well as the class and/or price per share of Common Stock which has not yet been purchased pursuant to the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final and binding on all parties. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or of securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately before the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) business days before the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the Participant’s purchase rights shall be exercised automatically on the New Purchase Date, unless before such date the Participant has withdrawn from the Offering Period as provided in Section 8 hereof.

(c)	Merger or Asset Sale. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Plan shall be assumed, or an equivalent plan substituted, by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume the Plan or substitute an equivalent Plan, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”). The New Purchase Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days before the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the Participant’s purchase rights shall be exercised automatically on the New Purchase Date, unless before such date the Participant has withdrawn from the Offering Period as provided in Section 8 hereof.

16. Amendment or Termination:

(a)	The Board may at any time, and from time-to-time, terminate, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of AngioDynamics is required as to such modification or amendment under (i) Section 423 of the Code or any regulations promulgated thereunder, or (ii) under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor provisions (“Rule 16b-3”), or (iii) under applicable listing requirements, the Board may not effect such modification or amendment without such approval.

(b)	The Board shall have the right to amend or modify the terms and provisions of the Plan and of any purchase rights previously granted under the Plan to the extent necessary to ensure the continued qualification of the Plan under Section 423 of the Code and any regulations promulgated thereunder and, if applicable, Rule 16b-3.

17. General:

(a)	All eligible Employees will have the same purchase rights and privileges under the Plan.

(b)	The Plan will be administered by the Board. The Vice President, Human Resources of the Company will be charged with day-to-day administration of the Plan, subject to the direction of the Board. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Board. Determinations made by the Board with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and all participants in the Plan, their heirs and legal representatives.

(c)	Subscriptions, notices and actions under the Plan will be on such forms as AngioDynamics may provide.

(d)	No fractional shares may be subscribed for and no fractional shares or scrip will be issued or sold.

(e)	The provisions of the Plan shall be governed by the laws of the State of New York without resort to that state’s conflicts of law rules.

(f)	This Plan and the purchase rights granted pursuant to the Plan shall not confer upon an Employee any right to continued employment with the Company, nor shall it interfere, in any way, with the right of the Company to modify the Employee’s compensation, duties and responsibilities, or the Company’s authority to terminate the Employee’s employment.

(g)	This Plan shall not confer upon an Employee any rights as an owner of shares of Common Stock until the Employee exercises purchase rights granted pursuant to the Plan.

18. Duration of Plan: The Plan shall become effective at the first Offering Commencement Date following its adoption by the Board, subject to approval by the shareholders in accordance with Treasury Regulations Section 1.423-2(c) within 12 months before or after its adoption by the Board. Once effective, the Plan shall continue in effect for a term of ten (10) years unless sooner terminated by the Board pursuant to Section 16 hereof.

19. Additional Restrictions of Rule 16b-3: The terms and conditions of this Plan, and the purchase of shares by persons subject to Section 16 of the Exchange Act, shall comply with the applicable provisions of Rule 16b-3. In the cases of any such persons, this Plan shall be deemed to contain, and the transfer of shares issued pursuant to this Plan shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions on behalf of such persons.

14 PLAZA DRIVE LATHAM, NY 12110 ATTN: D. JOSEPH GERSUK	VOTE BY INTERNET - www.proxyvote.com
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		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends that you vote FOR the following:		☐	☐	☐

Vote On Directors
1.	Election of Directors
Nominees:
01) Jeffrey G. Gold
02) Kevin J. Gould
03) Dennis S. Meteny

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain
2.	To ratify the appointment of PricewaterhouseCoopers LLP as AngioDynamics’ independent registered public accounting firm for the fiscal year ending May 31, 2011.					☐	☐	☐

3.	To amend AngioDynamics’ Employee Stock Purchase Plan to increase the total number of shares of common stock that may be offered under the plan from 400,000 to 700,000.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, mark here.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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Annual Meeting of Stock holders

October 18, 2010 2:00 PM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jan Keltjens and D. Joseph Gersuk, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ANGIODYNAMICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 2:00 pm on 10/18/2010, at The NASDAQ Marketsite, 4 Times Square, New York, New York 10036, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director’s recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side